Master Repurchase Agreement
September 1996 Version

Dated as of    September 19, 2025
Between:    Lucid Prime Fund LLC (“Party A”), a limited liability company, organized under the laws of Delaware
and    FBRED REIT High Yield Securities, LLC (“Party B”), a limited liability company, organized under the laws of Delaware.

1.Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.Definitions
(a)“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;
(b)“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
(c)“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(d)    “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;
(e)“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);
(j)“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);
(n)“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;
(o)“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

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(p)“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;
(q)“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.Initiation; Confirmation; Termination
(a)An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.
(b)Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

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(c)In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.Margin Maintenance
(a)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.
(d)Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.
(e)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

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(f)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
8.Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the

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Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing] *[any]** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9.Substitution
(a)Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.
(b)In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.
10.Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not

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violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer,
(vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):
(a)The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph
(a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date deter-mined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.
(c)In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
(ii)as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.
(f)For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in sub- paragraph (a) of this Paragraph.
(g)The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or

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as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(h)To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
14.Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.Non-assignability; Termination
(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any

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Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.
(b)Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here-from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.Use of Employee Plan Assets
(a)If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.
(b)Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any out-standing Transaction involving a Plan Party.
19.Intent
(a)The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as

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that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:

(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
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Docusign Envelope ID: CFE45C03-3BDC-4D4C-8A9E-8F091D45B0FB

LUCID MANAGEMENT AND
CAPITAL PARTNERS LP, solely as manager on behalf of Party A and not in its individual corporate capacity

By:
Name: David Carlson Title: President

FBRED REIT High Yield Securities, LLC

By:
Name: Jacob Breinholt
Title: Authorized Signatory

ANNEX I Supplemental Terms and Conditions

This Annex I supplements and forms a part of the Master Repurchase Agreement dated as of September 19, 2025(the “Agreement”) between Lucid Prime Fund LLC (“Party A”) and FBRED REIT High Yield Securities, LLC (“Party B”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.Other Applicable Annexes.

In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder.
N/A

2.Definitions.

For purposes of the Agreement and this Annex I, the following terms shall have the following meanings:
“Business Day” or “business day”, with respect to any Transaction hereunder, a day on which regular trading occurs in the principal market for the Purchased Securities subject to such Transaction. Notwithstanding the foregoing, in no event shall a Saturday or Sunday be considered a business day.
“ICE” means ICE Data Pricing & Reference Data, LLC, or any successor thereto. “Pricing Direct” means Pricing Direct Inc. or any successor thereto.
“Margin Notice Deadline” means 10:00 A.M. New York time on a Business Day. Margin Calls may be made orally or by email; provided, that in any event, the party that is required to satisfy the Margin Call shall comply with the terms of the Margin Call, however made, within the timeframe required under Paragraph 4 of the Agreement.

The definition of the term “Market Value” in Paragraph 2(j) of the Agreement is amended by replacing the words “a generally recognized source agreed to by the parties,” with the following: “ICE, Pricing Direct or other recognized source agreed to in writing by the parties (each, a “Recognized Price Source”) and, in the absence, unavailability, inaccuracy or inapplicability of each Recognized Price Source, in each case as determined by Buyer in its sole discretion, another source determined by Buyer, acting in good faith and a commercially reasonably manner,”.

3.Minimum Transfer Amount. Pursuant to Paragraph 4(e) of the Agreement, the parties hereby agree that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of Paragraph 4 of the Agreement may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds USD 250,000.
4.Purchase Price Maintenance.
(a)The parties agree that in any Transaction hereunder whose term extends over an Income payment date for the Securities subject to such transaction, Buyer shall on the date such income is paid transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) and shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer or Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.
(b)Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement and (ii) that transfer of such cash shall be treated as if it constituted a transfer of Securities (with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a) or (b), as the case may be (including for purposes of the definition of “Additional Purchased Securities”).
5.Submission to Jurisdiction and Waiver of Immunity.

Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.

Each party hereto hereby irrevocably waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement or any Transaction hereunder.
6.Additional Events of Default.

(a)In addition to the Events of Default described in Paragraph 11 of the Agreement, it shall be an “Event of Default” with respect to a party to the agreement (the “Defaulting Party”) if an Act of Insolvency occurs with respect to any guarantor of (or other provider of credit support in respect of) the Defaulting Party’s obligations hereunder or under any Specified Agreement (as defined below), or an event of default, termination event or any similar event occurs with respect to the Defaulting Party (or any guarantor of (or other provider of credit support in respect of) the obligations of the Defaulting Party hereunder or under any Specified Agreement) under any Global Master Repurchase Agreement, ISDA Master Agreement or similar master agreement between the Defaulting Party and the other party or any affiliate of the other party (each, a “Specified Agreement”) that has resulted in all transactions under such Specified Agreement being terminated and/or accelerated in full.
(b)In respect to the Events of Default described in Paragraph 11 of the Agreement, it shall be an “Event of Default” with respect to Seller if the Price Differential is payable on any date other than the Repurchase Date of a Transaction, and Seller fails to make payment of such Price Differential, when due, and Buyer has given Seller two (2) Business Day’s notice of such failure to pay.

Each party agrees that, upon learning of the occurrence of any event or the commencement of any condition that constitutes an Event of Default with respect to such party, to promptly give the other party notice of such event or condition.

7.Additional Covenant.
Each party agrees to deliver or provide the other party with the following on the date of execution of the Agreement: evidence satisfactory to the requesting party of its authority to execute the Agreement and enter into the Transactions contemplated hereby and evidence of the authority and true signatures of each official or representative signing this Agreement or, as the case may be, a Confirmation, on its behalf.

Upon request, each party agrees to deliver or provide to the other their most recent audited annual financial statements, to the extent such statements are not otherwise publicly available and the most recent monthly (or quarterly, if only produced quarterly) statement showing its net asset value (the “NAV”), leverage ratio and net returns or other similar statement that shows the equity value, leverage and net returns of its business, in each case promptly following such request (and in no event more than five (5) Business Days after such request has been made).

Each party agrees to provide the other party with the following tax document on or before the date of execution of the Agreement: A duly completed and executed U.S. Internal Revenue Service Form W-9, W-BEN or such other form, as applicable.
Prior to or contemporaneously with entering into this Agreement, both Parties shall enter into a nondisclosure agreement regarding any information provided by either party hereunder.

8.Recording of Conversations.
The parties agree that each may electronically record all telephone conversations between them and that any such recordings may be submitted in evidence in any legal proceedings for the purpose of establishing any matters relating to this Agreement or any Transactions hereunder.

9.Notices and Other Communications.

Email shall be an acceptable method of communication for purposes of Paragraph 13 of the Agreement. Notices, demands and requests made orally shall be effective when so given, regardless of whether they are promptly confirmed in writing or by other communication.
10.Inconsistency.

In the event of any inconsistency between the provisions of this Annex and the provisions of the Agreement attached hereto, the terms contained in this Annex shall prevail.
11.Setoff.

In addition and without prejudice to the rights and remedies otherwise available to the nondefaulting party (whether under this Agreement, other contract, applicable law or otherwise), upon the occurrence of a Repurchase Date as the result of an Event of Default with respect to a party, the other (nondefaulting) party and its affiliates will have the right (but not be obliged) without prior notice to the defaulting party or any other person to set-off or apply any obligation of the defaulting party owed to the non-defaulting party or any affiliate thereof (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of the non-defaulting party or any affiliate thereof owed to the defaulting party (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation).
For such purposes, any obligations so set-off or applied that are not denominated in U.S. dollars shall be converted into U.S. dollars on the relevant date at a spot rate published by a recognized source on such date. If any obligation is unascertained, the nondefaulting party may in good faith estimate the amount of that obligation and effect a setoff or application in respect of the amount so estimated, subject to the relevant party accounting to the other when the obligation is ascertained.
12.Dispute Rights.

The provisions of this section 12 shall apply notwithstanding anything to the contrary in the Agreement. In the event that Seller disputes the calculation by the Buyer of the Market Value with respect to any Purchased Securities for which Buyer used a price source other than a Recognized Price Source, and as a result of such dispute Seller also disputes the calculation of the Margin Deficit or Margin Excess as the case may be, Seller will notify Buyer of such dispute. Notwithstanding the foregoing, Seller will transfer to Buyer any undisputed amount of the Margin Deficit (the “Undisputed Deficit Amount”) or Buyer will transfer to Seller any undisputed amount of the Margin Excess (the “Undisputed Excess Amount”), as applicable, no later than the close of business on the day such Margin Deficit or Margin Excess is due to be delivered. Any Recalculated Deficit Amount or Recalculated Excess Amount (each as defined below) shall be delivered in accordance with below.

If Seller disputes Buyer’s determination of Market Value and the foregoing condition is satisfied, Seller shall notify Buyer of such dispute by 11:00 a.m. New York time on the day such Margin Deficit or Margin Excess is due to be delivered (which notification shall be in writing and shall identify the Purchased Securities subject to such dispute (the “Disputed Securities”)). Upon receipt of such notice, Buyer, acting in good faith and a reasonable manner, may solicit at least three (3) actual bids with respect to each of the Disputed Securities on a “Bids Wanted in Competition” (as defined below) basis with respect to each of the Disputed Securities in a principal amount equal to the amount of such Disputed Securities subject to a Transaction hereunder. All actual bids must be from independent Reference Market-makers. Only actual bids received by 2:00 p.m. New York time on the Business Day of receipt by Buyer of notice of dispute by Seller shall qualify for consideration in computing Market Value pursuant to section 2(c). After receiving any Bids Wanted in Competition, Buyer may notify (but in no case later than 3:00 p.m. New York time (the “Market Value Notification Time”)) Seller of the Market Value of the Disputed Securities as determined below.
If two (2) or more actual bids are received by Buyer with respect to the Disputed Securities, the Market Value of the Disputed Securities shall be the average of such actual bids. If one
(1) actual bid is received, the Market Value of the Disputed Securities shall be such actual bid. If no actual bids are received, Seller shall withdraw the dispute and Buyer’s original determination of Market Value, which shall have been made in good faith and a commercially reasonable manner, shall be applicable.
In the event such actual bids result in a determination of Market Value either greater than or less than Buyer’s original determination of Market Value and Buyer calculates a new Margin Deficit (the “Recalculated Deficit Amount”) and notifies Seller of such

Recalculated Deficit Amount and applicable Market Value by the Market Value Notification Time, then (a) in the case that the Seller transferred an Undisputed Deficit Amount to the Buyer, (i) Seller shall be required to transfer the difference between the Recalculated Deficit Amount and any Undisputed Deficit Amount that was transferred to the Buyer, provided this amount is positive, and (ii) Buyer shall be required to transfer the difference between the Undisputed Deficit Amount that was transferred to the Buyer and the Recalculated Deficit Amount, provided this amount is positive, or (b) in the case that the Buyer transferred an Undisputed Excess Amount to the Seller, Seller shall be required to return such Undisputed Excess Amount and transfer the Recalculated Deficit Amount to the Buyer, in both cases by the close of business on the same Business Day in accordance with the terms of the Master Repurchase Agreement.
In the event such actual bids result in a determination of Market Value either greater than or less than Buyer’s original determination of Market Value and Buyer calculates a new Margin Excess (the “Recalculated Excess Amount”) and notifies Seller of such Recalculated Excess Amount and applicable Market Value by the Market Value Notification Time, then (a) in the case that the Buyer transferred an Undisputed Excess Amount to the Seller, (i). Buyer shall be required to transfer the difference between the Recalculated Excess Amount and any Undisputed Excess Amount that was transferred to the Seller, provided this amount is positive, and (ii) Seller shall be required to transfer the difference between the Undisputed Excess Amount that was transferred to the Seller and the Recalculated Excess Amount, provided this amount is positive, or (b) in the case that the Seller transferred an Undisputed Deficit Amount to the Buyer, Buyer shall be required to return such Undisputed Deficit Amount and transfer the Recalculated Excess Amount to the Seller, in both cases by the close of business on the same Business Day in accordance with the terms of the Master Repurchase Agreement.
For purposes of the above provisions, the following definition shall apply:

“Bids Wanted in Competition” shall mean a notice given by Buyer that the Purchased Securities for this Transaction are available for sale and that actionable bids for purchase of the full amount of any or all of the securities will be considered.
“Reference Market-makers” shall mean third party market-makers that are not affiliated with either Buyer or Seller, chosen by the Buyer in good faith and in a commercially reasonable manner.
13.Mini Close-Out. Notwithstanding clauses (i) and (ii) of the introductory paragraph to Paragraph 11 of the Agreement, it will not be an Event of Default if:
(a)Seller fails to transfer Purchased Securities on the applicable Purchase Date for a Transaction but Buyer may, by written notice to Seller, (1) if Buyer has paid the Purchase Price to Seller, require Seller to immediately repay the sum so paid; (2) if there exists a Margin Deficit in respect of such Transaction, require Seller to deliver (in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) margin in an amount equal to such Margin Deficit; and (3) at any time while such failure continues, terminate such Transaction (but only such Transaction) (“Buyer Mini Close-out”) and upon such termination, the provisions of Paragraph 11 of the Agreement shall apply with respect to the terminated Transaction (but only such Transaction).
(b)Buyer fails to transfer Purchased Securities on the applicable Repurchase Date for a Transaction but Seller may, by written notice to Buyer, (1) if Seller has paid the Repurchase Price to Buyer, require Buyer to immediately repay the sum so paid; (2) if there exists a Margin Excess in respect of such Transaction, require Buyer to deliver (in accordance with the notice and delivery requirements of Paragraph 4 of the Agreement) margin in an amount equal to such Margin Excess; and (3) at any time while such failure continues, terminate such Transaction (but only such Transaction) (“Seller Mini Close-out”, and together with Buyer Mini Close-out, “Mini Close-out”) and upon such termination, the provisions of Paragraph 11 of the Agreement shall apply with respect to the terminated Transaction (but only such Transaction).
(c)Any transfer of margin pursuant to Clauses (a)(2) or (b)(2) above shall be due and payable within the time period specified in Paragraph 4(c) of the Agreement with respect to cash or Additional Purchased Securities (as if such notice from Buyer or Seller, as the case may be, were a notice requesting the delivery of margin), and any failure to make any such transfer or payment shall be an event that will be an Event of Default under paragraph 11(iii).
(d)For the avoidance of doubt, it shall be an Event of Default under the Agreement if, with respect to any amount due and payable under Paragraph 11 following any Mini Close-out, such amount is not paid by the defaulting party before the end of the Business Day on which the defaulting party receives notice of such due and payable amount from the non-defaulting party, if the defaulting party receives such notice before the Margin Notice Deadline. If any such notice is given after the Margin Notice Deadline on a Business Day, the party receiving such notice shall transfer such amount due and payable no later than the close of business in the relevant market on the next Business Day following receipt of such notice.

14.Additional Representation.
(a)Each party represents and warrants on each date that a Transaction is outstanding that it is a financial participant, a financial institution, a commodity broker, a forward contract merchant, a stockbroker, a repo participant, or a securities clearing agency as such terms are used in Section 546(e) of the Bankruptcy Code.
(b)Each party represents and warrants on each date that a Transaction is outstanding that unless there is a written agreement with the other party to the contrary, (i) it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in the Agreement and any annex hereunder, (ii) it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult and (iii) it understands the terms, conditions and risks of each Transaction and is willing to assume (financially and otherwise) those risks.
(c)Each party represents and warrants to the other that, in its capacity as Seller delivering Purchased Securities to the Buyer, and in its capacity as Buyer redelivering identical (or equivalent) securities, under any Transaction, such party has the unqualified right to sell, transfer, assign and pledge such Securities; and all such Securities, upon delivery to the other party (or its custodian, as the case may be) will be free and clear of any lien, security interest, charge, encumbrance or other adverse claim, except such as may exist in favor of the other party. Each party shall be deemed to have made the foregoing representations and warranties as of each such delivery or redelivery, as the case may be.
(d)Each party represents to the other on each date that a Transaction is outstanding that it is not an Investment Company under the Investment Company Act of 1940.

(e)Each party represents to the other as of the date on which each Transaction is entered into that it is – and has been for the past year – solvent.
15.Construction. Save for the amendments made hereby, the parties agree that the text of the body of the Agreement is intended to conform with the Master Repurchase Agreement dated September 1996 promulgated by The Bond Market Association and shall be construed accordingly.
16.Existing Transactions. All Transactions constituting repurchase transactions or reverse repurchase transactions entered into between the parties hereto prior to the date of the Agreement which are outstanding at the date of the Agreement are hereby deemed to have been entered into pursuant to the Agreement and are governed by its terms.

17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

18.Limitation of Liability. Without prejudice to any party’s obligations as stipulated hereunder, no party shall be required to pay or be liable to the other party for any consequential, indirect or punitive damages, opportunity costs or lost profits, except as otherwise expressly provided by the Agreement. Additionally, except as otherwise expressly permitted by the Agreement, and without limitation of Party A or Party B’s obligations hereunder, (a) no party other than Party A shall have any liability for any of Party A’s obligations or liabilities hereunder, and (b) no party other than Party B shall have any liability for any of Party B’s obligations or liabilities hereunder.

[Signature Page Follows]

Docusign Envelope ID: CFE45C03-3BDC-4D4C-8A9E-8F091D45B0FB

LUCID MANAGEMENT AND
CAPITAL PARTNERS LP, solely as manager on behalf of Party A and not in its individual corporate capacity

By:

FBRED REIT High Yield Securities, LLC

By:
Name: David Carlson Title: President

Name: Title:

[Signature Page to MRA]

Jacob Breinholt Authorized Signatory

ANNEX II
Names and Addresses for Communications Between Parties
LUCID FUNDS

LUCID PRIME FUND LLC

Address:
295 Madison Avenue, 39th Floor New York, NY 10017

Please email all notices to: operations@lucidma.com
Other Contacts:

Mr. David Carlson david.carlson@lucidma.com Tel: 212-551-1702
Mr. Mattias Almers mattias.almers@lucidma.com Tel: 212-551-1704

FBRED REIT High Yield Securities, LLC
c/o Benefit Street Partners Realty Trust, Inc.
1 Madison Avenue, Suite 1600 New York, NY 10010
Please email all notices to: m.goodman@benefitstreetparters.com crelegal@benefitstreetpartners.com